                                                                     Exhibit 11

OMEGA ENVIRONMENTAL, INC.
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

                                                       Number        Weighted
                                              Number   of Days   Average Shares
                                           of Shares     O/S     (92 Day Period)
                                          ----------   -------   ---------------
Non-Escrow Shares at June 30, 1996        42,182,713      92       42,182,713
July - Unit Options                          450,845      76          373,931
July - Preferred Stock Conversion             54,090      61           35,864
July - Other                                  35,416      80           30,852
August - Preferred Stock Conversion           57,388      53           33,060
August - Other                                27,198      43           12,688
September- Preferred Stock Conversion        134,485       6            8,771
September - Other                             68,547       0                0

                                                                                   Historical Loss       Loss Per Share
                                          ----------             ------------------------------------------------------
Total Historical Non-Escrow or
  Treasury Shares                         43,010,682               42,677,879         (221,954)               (0.01)
                                                                 ------------------------------------------------------
                                                                 ------------------------------------------------------
Parks escrowed shares                         75,000
PEC escrowed shares                            9,936
Fedco escrowed shares                         26,087
Gurr escrowed shares                         267,766
SSC escrowed shares                           25,988
SST escrowed shares                           12,122
Treasury Shares                              100,000
                                          ----------
Total Issued & Outstanding Shares         43,527,581
                                          ----------
                                          ----------

                                                                     Exhibit 11
OMEGA ENVIRONMENTAL, INC.
STATEMENT RE: COMPUTATION OF PER SHARE LOSS
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

                                                       Number       Weighted
                                              Number   of Days   Average Shares
                                           of Shares     O/S     (183 Day Period)
                                          ----------   -------   ---------------
Non-Escrow Shares at March 31, 1996       37,963,585      183      37,963,585
April -  Preferred Stock                     859,421      180         845,332
April -  C Warrants                          140,400      171         131,551
April - Other                                 78,617      153          65,729
May - Class action lawsuit settlement      1,737,063      147       1,395,346
May - Other                                   26,087      129          18,389
June - Unit Options                        1,345,991       97         713,449
June - Other                                  31,549      110          18,986
July - Unit Options                          450,845       76         187,987
July - Preferred Stock Conversion             54,090       61          18,030
July - Other                                  35,416       80          15,510
August - Preferred Stock Conversion           57,388       53          16,621
August - Other                                27,198       43           6,378
September  - Preferred Stock Conversion      134,485        6           4,409
September - Other                             68,547        0               0

                                                                                   Historical Loss       Loss Per Share
                                          ----------             ------------------------------------------------------
Total Historical Non-Escrow or
  Treasury Shares                         43,010,682               41,401,302       (1,005,206)              (0.02)
                                                                 ------------------------------------------------------
                                                                 ------------------------------------------------------
Parks escrowed shares                         75,000
PEC escrowed shares                            9,936
Fedco escrowed shares                         26,087
Gurr escrowed shares                         267,766
SSC escrowed shares                           25,988
SST escrowed shares                           12,122
Treasury Shares                              100,000
                                          ----------
Total Issued & Outstanding Shares         43,527,581
                                          ----------
                                          ----------